Exhibit 99.1

Magnolia Solar Corporation Files Annual Report

WOBURN, MA and ALBANY, NY - Magnolia Solar Corporation (OTC: MGLT) ("Magnolia Solar," the “Company”) announced today it filed its annual report with the Securities and Exchange Commission on Monday, March 28, 2011.

Magnolia Solar is a development stage company focused on next generation nanostructure-based thin film solar cells for defense and commercial applications.  Magnolia’s revenue was derived primarily from external funding received to support its research and development efforts.  During the 2010 fiscal year, Magnolia Solar received funding from the United States Air Force and the New York State Energy Research and Development Agency (NYSERDA).  Magnolia Solar also worked on a solar cell development program funded by the National Aeronautics and Space Administration (NASA), where it provided technical support to the primary contractor.

Some of the key accomplishments for the Fiscal-Year 2010 include:

1.
Magnolia Solar received two highly competitive Phase I SBIR/STTR contracts from the Air Force to develop next generation nanostructure-based thin film solar cells that use quantum structures to achieve high efficiency, potentially greater than 40 percent.

2.
The Company successfully completed work on the first phase of an award from NYSERDA.  After completing the milestones of the first phase in collaboration with the College of Nanoscale Science and Engineering/Albany Nanotech Center in Albany, New York and Rensselear Polytechnic Institute (RPI) in Troy, New York, Magnolia Solar was approved by NYSERDA to start work on the second phase of the award.  The goal of this program is to develop next generation high efficiency thin film nanostructure-based solar cells for terrestrial applications.

3.
Magnolia Solar was awarded a new product development program from NYSERDA to explore innovative light trapping techniques that can significantly enhance thin film solar cell efficiency. Magnolia Solar is working on this program in collaboration with RPI.

4.
Magnolia Solar filed several patent applications to protect its intellectual property and to enhance the market position of the company for future commercialization, joint ventures, and potential licensing.

5.
The Company established a Technical Advisory Board (TAB) and appointed three world renowned experts to the TAB. The TAB members will assist Magnolia Solar with developing and implementing next generation photovoltaic concepts.

6.	Magnolia stock began trading on the OTC market (February 8, 2010) following the successful completion of a reverse merger at the end of December 2009.

7.	The Company established an office at the Albany Nanotech Center in Albany, New York, consolidating and enhancing its research efforts in New York’s Capital Region.

Dr. Ashok Sood, President and CEO stated “We are very pleased with the progress of our technology development in 2010 and look forward to continuing the development of next generation solar cells for both the commercial and defense applications.  We have several technology development initiatives under review at the Department of Defense (DoD), NASA, and the Department of Energy (DoE), and we look forward to winning new research and development programs.  Magnolia Solar will also continue working with potential customers and the investment community to raise additional funds to accelerate our product and pilot facility development in the New York Capital Region, near the world class Albany Nanotech Center.”

The Company reported that it had revenue of $686,568 for the fiscal year 2010, which produced a gross profit of $221,136. The indirect and administrative labor, professional fees, depreciation and amortization, and general and administrative expenses were $883,508.  The company reported a net loss of $0.06 per share, which included non-operating expenses relating to interest expenses and amortization of the original issue discount on a note associated with the reverse merger.

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, ranging from commercial uses including power for electrical grids, to distributed power applications such as residential lighting and specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:
Hanover Financial Services
Ronald J. Blekicki
info@hanoverfinancialservices.com
303-494-3617

MAGNOLIA SOLAR CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

ASSETS
	2010	2009
CURRENT ASSETS
Cash	$430,585	$744,402
Accounts receivable	118,150	54,135
Prepaid expenses	1,417	-
Total current assets	550,152	798,537

Fixed assets, net	6,432	-

OTHER ASSETS
License, net of accumulated amortization	261,433	297,083
Deferred financing fees	351,548	609,776
Total other assets	612,981	906,859

TOTAL ASSETS	$1,169,565	$1,705,396

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$159,227	$45,822
Current portion of Original Issue Discount Senior Secured Convertible Promissory Note, net of discount	1,459,209	-
Loan payable - related party	-	70,000
Total current liabilities	1,618,436	115,822

Original Issue Discount Senior Secured Convertible Promissory Note, net of discount	-	577,170

TOTAL LIABILITIES	1,618,436	692,992

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 75,000,000 shares authorized,
23,930,000 and 23,830,000 shares issued and outstanding	23,930	23,830
Additional paid in capital	420,070	337,670
Additional paid in capital - warrants	867,806	867,806
Deficit accumulated during the development stage	(1,760,677)	(216,902)
Total stockholders' equity (deficit)	(448,871)	1,012,404

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,169,565	$1,705,396

MAGNOLIA SOLAR CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND 2009
AND FOR THE PERIOD JANAURY 8, 2008 (INCEPTION) THROUGH DECEMBER 31, 2010

			JANUARY 8, 2008
			(INCEPTION)
	YEAR ENDED	YEAR ENDED	THROUGH
	DECEMBER 31, 2010	DECEMBER 31, 2009	DECEMBER 31, 2010

REVENUE	$685,568	$54,135	$739,703

COST OF REVENUES	464,432	28,832	493,264

GROSS PROFIT	221,136	25,303	246,439

OPERATING EXPENSES
Indirect and administrative labor	102,819	53,264	156,803
Professional fees	373,659	75,246	463,905
Amortization expense	295,735	35,650	355,152
General and administrative	111,295	36,640	147,965
Total operating expenses	883,508	200,800	1,123,105

NON-OPERATING EXPENSES
Interest expense	881,403	2,501	884,011
Total non-operating expenses	881,403	2,501	884,011

NET (LOSS)	$(1,543,775)	$(117,998)	$(1,760,677)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	23,893,699	23,830,000

NET (LOSS) PER SHARE	$(0.06)	$(0.01)

Please see the company’s 10K filing for the accompanying notes which are an integral part of these consolidated financial statements.